EXHIBIT 8

                SUBSIDIARIES OF STATE STREET BOSTON CORPORATION

     The following table sets forth the name of each subsidiary and the state or other jurisdiction of its organization. Certain subsidiaries of State Street have been ommitted in accordance with the SEC rules because, when considered in the aggregate, they did not constitute a "significant subsidiary" of State Street.



                                                                              STATE OR JURISDICTION
    NAME                                                                         OF ORGANIZATION
    ----                                                                      ---------------------

State Street Bank and Trust Company                                                Massachusetts
  State Street Bank and Trust Company, N.A.                                        United States
  State Street Bank and Trust Company of California, N.A.                          United States
  State Street Bank and Trust Company of Connecticut, N.A.                         United States
  State Street Bank and Trust Company of Maryland, N.A.                            United States
  State Street Bank and Trust Company of New Hampshire, N.A.                       United States
  State Street Boston Capital Corporation                                          Massachusetts
  State Street Boston Leasing Company, Inc.                                        Massachusetts
  State Street California, Inc.                                                    Massachusetts
  SPLS, Inc.                                                                       Massachusetts
  State Street Brokerage Services, Inc.                                            Massachusetts
  State Street Massachusetts Securities Corporation                                Massachusetts
  State Street Bank International                                                  United States
  Wendover Financial Services Center                                               North Carolina
  State Street International Holdings                                              United States
    State Street Australia Limited                                                 New South Wales
    State Street New Zealand Limited                                               New Zealand
    State Street Bank GmbH                                                         Germany
    State Street Bank Luxembourg, S.A.                                             Luxembourg
    State Street Banque, S.A.                                                      France
    State Street Canada, Inc.                                                      Canada
    State Street Cayman Trust Company N.V                                          British West Indies
    State Street Curacao Trust Company N.V.                                        Netherlands Antilles
    State Street Trust and Banking Company Limited                                 Japan
    State Street London Limited                                                    United Kingdom
    Clark and Tilley Data Services (50% owned)                                     United Kingdom
  State Street Boston Credit Company, Inc.                                         Massachusetts
  State Street South Corporation                                                   Massachusetts
  SSB Investments, Inc.                                                            Massachusetts
  SSB Realty, Inc.                                                                 Massachusetts
  State Street Florida, Inc.                                                       Florida
  Investors Fiduciary Trust Company                                                Missouri
  State Street Global Advisors, Inc.                                               Delaware
    State Street Global Advisors, United Kingdom, Limited                          United Kingdom
    State Street Global Advisors, Australia, Limited                               New South Wales
    State Street Global Advisors, Limited                                          Canada
Boston Financial Data Services (50% owned)                                         Massachusetts

     All of the above wholly-owned subsidiaries are included in the consolidated financial statements for State Street.


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